Exhibit 99.2

EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2011

(In thousands)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$17,334	$—	$17,334
Accounts receivable:
Oil, natural gas and natural gas liquids sales	34,383		34,383
Related party	3,718	79	3,797
Other	852	—	852
Derivative asset	80,285	—	80,285
Other current assets	1,468	1,582	3,050
Total current assets	138,040	1,661	139,701

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	1,342,636	305,913	1,648,549
Other property, net of accumulated depreciation and amortization	1,381	—	1,381
Long–term derivative asset	57,280	—	57,280
Other assets	15,035	—	15,035
Total assets	$1,554,372	$307,574	$1,861,946

LIABILITIES AND OWNERS’ EQUITY
Current liabilities – Accounts payable and accrued liabilities	$38,981	$—	$38,981

Asset retirement obligations	70,715	7,486	78,201
Long–term debt	505,351	300,088	805,439
Long–term liabilities	2,058	—	2,058

Commitments and contingencies

Owners’ equity	937,267	—	937,267
Total liabilities and owners’ equity	$1,554,372	$307,574	$1,861,946

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2011

(In thousands, except per unit data)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Oil, natural gas and natural gas liquids revenues	$190,691	$60,272	$250,963
Transportation and marketing–related revenues	4,313	—	4,313
Total revenues	195,004	60,272	255,276

Operating costs and expenses:
Lease operating expenses	54,595	27,678	82,273
Cost of purchased natural gas	3,242	—	3,242
Dry hole and exploration costs	1,612	—	1,612
Production taxes	8,415	1,697	10,112
Asset retirement obligations accretion expense	2,856	253	3,109
Depreciation, depletion and amortization	54,232	9,009	63,241
General and administrative expenses	23,851	—	23,851
Impairment of oil and natural gas properties	6,618	—	6,618
Total operating costs and expenses	155,421	38,637	194,058

Operating income	39,583	21,635	61,218

Other income (expense), net	53,563	(6,197)	47,366

Income before income taxes	93,146	15,438	108,584

Income taxes	(164)	—	(164)

Net income	$92,982	$15,438	$108,420
General partner’s interest in net income, including incentive distribution rights	$10,693		$11,001
Limited partners’ interest in net income	$82,289		$97,419

Net income per limited partner unit:
Basic	$2.46		$2.91
Diluted	$2.44		$2.89

Weighted average limited partner units outstanding:
Basic	33,445		33,445
Diluted	33,710		33,710

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. BASIS OF PRESENTATION

EV Energy Partners, L.P. (“we,” “our” or “us”) is a publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties. Our general partner is EV Energy GP, L.P., a Delaware limited partnership, and the general partner of our general partner is EV Management, LLC, a Delaware limited liability company.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to our acquisition of oil and natural gas properties from Encana Oil and Gas (USA) Inc., a subsidiary of Encana Corporation (the “Encana acquisition”). We purchased these properties on December 20, 2011 for $271.4 million, followed by a second closing on February 7, 2012 for $28.7 million. The purchase price amounts are subject to customary purchase price adjustments.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Annual Report on Form 10–K for the year ended December 31, 2010, our Quarterly Report on Form 10–Q for the quarter ended September 30, 2011 and the Statement of Revenues and Direct Operating Expenses for the nine months ended September 30, 2011 (Audited).

EV Energy Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements  (continued)

2.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated balance sheet adjustments:

	(a)	(b)	Pro Forma Adjustments
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—
Accounts receivable:
Oil, natural gas and natural gas liquids sales	—	—	—
Related party	—	—	—
Other	79	—	79
Derivative asset	—	—	—
Other current assets	1,582	—	1,582
Total current assets	1,661	—	1,661

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	298,427	7,486	305,913
Other property, net of accumulated depreciation and amortization	—	—	—
Long–term derivative asset	—	—	—
Other assets	—	—
Total assets	$300,088	$7,486	$307,574

LIABILITIES AND OWNERS’ EQUITY
Current liabilities – Accounts payable and accrued liabilities	$—	$—	$—

Asset retirement obligations	—	7,486	7,486
Long–term debt	300,088	—	300,088
Long–term liabilities	—	—	—

Commitments and contingencies

Owners’ equity	—	—	—
Total liabilities and owners’ equity	$300,088	$7,486	$307,574

(a)	Reflects the effects of the Encana acquisition as of September 30, 2011.

(b)	Reflects the asset retirement obligations assumed at the time of purchase relative to the Encana acquisition.

EV Energy Partners, L.P.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations (continued)

3.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated statement of operations adjustments:

	(a)	(b)	(c)	Pro Forma Adjustments
Revenues:
Oil and natural gas revenues	$60,272	$—	$—	$60,272
Transportation and marketing–related revenues	—	—	—	—
Total revenues	60,272	—	—	60,272

Operating costs and expenses:
Lease operating expenses	27,678	—	—	27,678
Cost of purchased natural gas	—	—	—	—
Dry hole and exploration costs	—	—	—	—
Production taxes	1,697	—	—	1,697
Asset retirement obligations accretion expense	—	253	—	253
Depreciation, depletion and amortization	—	9,009	—	9,009
General and administrative expenses	—	—	—	—
Impairment of oil and natural gas properties	—	—	—	—
Total operating costs and expenses	29,375	9,262	—	38,637

Operating income	30,897	(9,262)	—	21,635

Other income (expense), net	—	—	(6,197)	(6,197)

Income before income taxes	30,897	(9,262)	(6,197)	15,438

Income taxes	—	—	—	—

Net income	$30,897	$(9,262)	$(6,197)	$15,438

(a)	Reflects the revenues and direct operating expenses of the Encana acquisition for the nine months ended September 30, 2011.

(b)	Reflects incremental depletion expense and accretion expense related to the Encana acquisition.

(c)	Reflects incremental interest expense incurred on the credit facility borrowing to finance the Encana acquisition.